                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     PACIFIC REAL ESTATE INVESTMENT TRUST
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                            MERRILL CORPORATION
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

F

1010 EL CAMINO REAL, SUITE 210, MENLO PARK, CA 94025  (415) 327-7147
                          REAL ESTATE INVESTMENT TRUST

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 29, 1996

                             TO THE SHAREHOLDERS OF
                      PACIFIC REAL ESTATE INVESTMENT TRUST

    NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Pacific Real Estate Investment Trust (hereinafter called the "Trust") will be held on Wednesday, May 29, 1996 at 10:00 a.m. at the Holiday Inn, 625 El Camino Real, Palo Alto, California, for the purpose of considering and acting upon the following matters, all of which are more completely described in the attached proxy statement.

    1.  Election of Trustees.

    2. Approval of appointment of Deloitte & Touche as independent auditors for the year ending December 31, 1996.

    3. Such other business as may be brought before the meeting. The Trustees at present know of no other formal business to be brought before the meeting.

    Following the official business, there will be a review of the results of operations for 1995 and our Investment Advisor will review our investments and discuss the future outlook. Trustees and Advisor will be available for questions and discussion after the meeting.

    The holders of shares of beneficial interest in the Trust as of the close of business on March 31, 1996 will be entitled to vote at and receive notice of such meeting or any adjournment or adjournments thereof.

                                          WILCOX PATTERSON, PRESIDENT

April 29, 1996

       PLEASE FILL IN, DATE AND SIGN THE ACCOMPANYING PROXY, WHICH IS SOLICITED BY THE TRUSTEES OF THE TRUST, AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE MEETING.

F

1010 EL CAMINO REAL, SUITE 210, MENLO PARK, CA 94025  (415) 327-7147
                          REAL ESTATE INVESTMENT TRUST

                       PROXY STATEMENT OF APRIL 29, 1996

    This Proxy Statement is submitted to the shareholders of Pacific Real Estate Investment Trust (hereinafter referred to as the "Trust") by the Trustees for solicitation of the accompanying proxy for use at the Annual Meeting of the Shareholders of the Trust to be held, for the purposes set forth in this proxy statement, at 10:00 a.m. at the Holiday Inn, 625 El Camino Real, Palo Alto, California on May 29, 1996 or any adjournment or adjournments thereof. The proxy is revocable by the shareholders at any time before it is voted. Unless so revoked, properly executed proxies will be voted and, where choices are indicated on the form of proxy, they will be voted as specified.

                                  SOLICITATION

    The Trust will pay all expenses in connection with the solicitations of these proxies. Solicitation of proxies is to be made by use of the mail. In addition, representatives of the Trust may, under instructions from the Trustees and acting only for the Trust, solicit such proxies for the Trustees of the Trust by means of telephone or personal calls. Such representatives will receive no compensation or reimbursement of expenses in connection therewith.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    Only shareholders of the Trust of record at the close of business on March 31, 1996 will be entitled to vote at the Annual Meeting. On that date there were approximately 3,706,845 shares of beneficial interest outstanding. Each share is entitled to vote one vote, except that with respect to the election of Trustees, a shareholder may cumulate his votes and give one candidate a number of votes equal to the number of Trustees to be elected, multiplied by one vote for each share of beneficial interest owned by him, or distribute his votes on the same principle among as many candidates as the shareholder thinks fit. Shareholders may only cumulate votes for a Trustee nominated prior to the voting and only if a shareholder gives notice prior to the voting of an intention to cumulate votes.

    There are no known beneficial owners of more than 5% of the shares of beneficial interest in the Trust. Shares beneficially owned by all Trustees and officers as a group are as follows:

        (1) Title of Class of Securities--Shares of Beneficial Interest

        (2) Amount Beneficially Owned--85,790 shares

        (3) Percent of Class--2.31%

                              ELECTION OF TRUSTEES

    At the 1996 Annual Meeting, five Trustees are to be elected to serve for the ensuing year and until their successors are elected and qualified. Proxies cannot be voted for more than the number of nominees named in this proxy statement. If the enclosed form of proxy is properly executed and returned, the shares represented thereby will be voted for the election of nominees presented below. All of the nominees are currently serving as Trustees for the Trust, and one was an original Trustee named in the Declaration of Trust dated April 17, 1963. If for any reason any nominee becomes unable to serve or will not serve for good cause, which is not now anticipated, the proxy holders will vote for such substitute nominees as they shall determine. Votes of more than 50% of the shares voting are required for election.

    The Trustees have regular meetings approximately once a month and special meetings as required. Twelve regular meetings and two special meetings plus the annual meeting were held in the calendar year 1995.

    THERE IS AN AUDIT COMMITTEE. It nominates the independent auditors, reviews and approves the plan for future audits, reviews the audit reports and fees and any commentary letter after the audit is completed, and ascertains implementation of the auditors' recommendation. The Audit Committee reviews the auditors' evaluations of the Trust's system of internal controls and the scope of the non-audit services provided by the independent accountants. The evaluations report was reviewed by the Board of Trustees but no separate meetings were held in 1995.

    THERE IS A  COMPENSATION COMMITTEE.   It reviews the  compensation level  of
officers and employees of the Trust and recommends any change to the Trustees. No meetings were held in 1995.

    THERE IS NO NOMINATING COMMITTEE.

    The following table sets forth as to the current Trustees, each Trustee also being an Officer and nominee for re-election as Trustee, his principal occupation, other offices with the Trust, the period which he has served as a Trustee and Officer of the Trust, and the number of Trust Shares owned, directly or indirectly, by him on March 31, 1996. No person is known by the Trust to be the beneficial owner of more than five percent of the Trust's outstanding Trust Shares. Each person identified in the table has sole voting and investment power with respect to all Trust Shares shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. Unless otherwise indicated, the address of each person listed below is 1010 El Camino Real, Suite 210, Menlo Park, California 94025.

                                                                                                   NO. OF SHARES
                                                                           NO. OF YEARS             BENEFICIALLY
                   NAME AND PRINCIPAL                                     TRUSTEE/OFFICER            OWNED AND
                   OFFICES WITH TRUST                          AGE           OF TRUST           PERCENT OF CLASS (1)
- ---------------------------------------------------------      ---      -------------------  --------------------------
John H. Hoefer...........................................          80               14           68,003        1.835%
  Vice President of the Trust,
   Private Investor,
   Trustee (2)(3)

Harry E. Kellogg.........................................          72               32            7,293         .197   %
  Treasurer of Trust,
   Investment Consultant,
   Private Investor,
   Trustee (4)

                                                                                                   NO. OF SHARES
                                                                           NO. OF YEARS             BENEFICIALLY
                   NAME AND PRINCIPAL                                     TRUSTEE/OFFICER            OWNED AND
                   OFFICES WITH TRUST                          AGE           OF TRUST           PERCENT OF CLASS (1)
- ---------------------------------------------------------      ---      -------------------  --------------------------
Wilcox Patterson.........................................          55               16           27,900         .753%
  President of Trust,
   Private Investor,
   Trustee (5)

William S. Royce.........................................          77               16            2,708         .073   %
  Secretary of the Trust,
   Independent Management Consultant,
   Private Investor,
   Trustee (2)(3)

Robert C. Gould (6)......................................          51               11            1,471         .040   %
  Vice President of the Trust,
   Real Estate Manager,
   Trustee

- ------------------------------
(1) Based on Trust Shares outstanding as of December 31, 1995 and warrants to purchase 108,848.5 Trust Shares held by certain shareholders as of December 31, 1995.

(2)  Member of Audit Committee.

(3)  Member of Compensation Committee.

(4)  Voting and investment power are shared equally with spouse.

(5) Includes 21,584 Trust Shares owned by members of Mr. Patterson's family as to which Mr. Patterson disclaims any beneficial ownership interest.

(6) Robert C. Gould served as an Officer of the Trust for three years from 1985 to 1988 prior to his election as a Trustee and Officer in 1989.

    Mr. Hoefer is a Rear Admiral, United States Naval Reserve. He was founder of Hoefer, Dieterich and Brown, Inc., an advertising agency in San Francisco, and was its Chairman at the time of its merger with Chiat/Day, Inc. in 1979. He was also a Chairman of Chiat/Day, Inc. (San Francisco). Mr. Hoefer was elected a Trustee in 1982.

    Mr. Kellogg has served as Trustee of the Seattle Retail Clerks Union Pension Fund, the GEMCO Retail Clerks Union Pension Trust Fund and is the former Vice President--Finance and Secretary of Leslie Salt Co., a salt production company with extensive real estate holdings in the San Francisco Bay Area. At Leslie Salt Co. from which he retired in 1979, Mr. Kellogg was responsible for the financial, administrative and tax matters of the company. Mr. Kellogg was elected Executive Vice President of the Trust on December 5, 1978 and was President from February 22, 1980 to May 7, 1985.

    Mr. Patterson is a director of Grove Farm Company, Inc., a sugar plantation and real estate development corporation located on Kauai in the Hawaiian
Islands. He is also an independent real estate manager and investor. Mr. Patterson served as Regional Vice President of Northern California Savings and Loan between April 1979 and September 1980. Prior to that appointment, he served as a Vice President and Manager of the Menlo Park branch of Northern California Savings and Loan Association. In these capacities he has gained considerable experience in real estate financing. Mr. Patterson was elected a Trustee in 1980 and has served as President since 1985.

    Mr. Royce is an independent management consultant specializing in business planning and regional economic development. He retired in 1984 from SRI International (Stanford Research Institute). He has been an investor in the Trust since 1964 and was elected a Trustee in 1980. Mr. Royce also in a director of Diablo Research Corporation and treasurer of the Silicon Valley Economic Roundtable.

    Mr. Robert C. Gould is President and a Director of Menlo Management Company. Mr. Gould has previously served as a Vice President and Secretary of the Trust from 1985 through 1988. Mr. Gould was elected a Trustee and appointed Vice President on June 27, 1989.

                                    OFFICERS

    Mr. Wilcox Patterson is the President of the Trust. He was elected on May 7, 1985.

    Mr. John Hoefer is a Vice President of the Trust. He was elected on June 8, 1988.

    Mr. Harry E. Kellogg is the Treasurer of the Trust. He has been Treasurer of the Trust since its inception.

    Mr. William S. Royce is the Secretary of the Trust. He was elected on June 15, 1988.

    Mr. Robert C. Gould is a Vice President of the Trust. He was elected on June 27, 1989.

    Each officer of the Trust is elected annually for the ensuing year or until a successor is elected and qualified. There are no family relationships amongst the Officers and Trustees.

                 BOARD OF TRUSTEES AND COMMITTEES OF THE BOARD

    The Board of Trustees held twelve regular and two special meetings during 1995.

    The Trust pays each Trustee a fee of $200 per month for continuing services, $200 for attendance at each Board meeting and $100 for each Committee meeting attended.

    Pacific REIT currently employs no full-time executives. All officers are currently chosen from among the members of the Board of Trustees. All Trustees are shareholders in the Trust. The President is compensated for his services at an annual rate of $11,400. This rate has not been changed over the past five years; however, the Board has authority to change compensation rates when appropriate. Trustees received no bonuses, stock options, or other deferred compensation. No officer currently receives compensation totaling $100,000 per year. The aggregate direct Remuneration paid to the Trustees in 1995 was $26,400.

    The only "incentive" plans currently offered by the Trust are related to performance by the Investment Advisor, the terms of which are described elsewhere in this Proxy Statement, and by Robert C. Gould, Trustee and Vice President, who received no bonus under the incentive plan for 1995, 1994 or 1993.

    The Trust's administrative functions are performed by Menlo Management Company, an independent real estate management organization. The total administrative fees have been determined by the Trust to be lower than the average in the universe of equity real estate investment trusts of asset size comparable with Pacific REIT. Menlo Management is 83% owned by Robert C. Gould, Trustee, and his wife. Charles R. Collier, the Trust's Investment Advisor, is a minority owner of Menlo

Management Company. Menlo Management Company also provides property management, leasing, development, financing and real estate brokerage services to the Trust. The fees earned by Menlo Management Company for 1995 totaled $694,000.

                              INDEPENDENT AUDITORS

    Unless otherwise indicated on any proxy, it is intended that the shares represented by the enclosed proxy will be voted for the appointment of Deloitte & Touche as independent auditors for the examination of the financial statements of the Trust of the year ending December 31, 1996. Deloitte & Touche has served as independent auditors since 1978. The Board of Trustees, on recommendation of the audit committee, has approved the selection of Deloitte & Touche as auditors for 1996.

    Representatives of Deloitte & Touche are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement should they desire to do so.

    The Declaration of Trust does not require that shareholders approve the appointment of independent auditors but the Trustees considered it appropriate to obtain such approval. If the shareholders vote against the approval, the Trustees will appoint other independent auditors for 1996. The votes of more than 50% of the shares voting are required for approval.

                          INVESTMENT ADVISOR AGREEMENT

    Following shareholder approval the Trust, in 1976, entered into an Investment Advisor Agreement (the Agreement) with Collier Investment, a sole proprietorship owned by Charles R. Collier. The Agreement was amended in 1979, 1982, 1983, 1986, 1989, 1990, 1992 and 1994.

    The Current Investment Advisor Agreement, as amended, has a one year term through December 31, 1996, but it may be cancelled by the Trust on 60 days written notice. Renewal of the Agreement is subject to approval by the Trustees of the Trust.

    Under the Agreement, the Advisor has agreed to use his best efforts to present the Trust with an investment program consistent with the investment policies and objectives of the Trust and thereafter, upon careful study and review, to recommend to the Trustees, from among available investment opportunities, those of a character consistent with such investment program as the Trustees may from time to time adopt.

    As compensation, the Advisor receives a regular fee and an incentive fee. Prior to January 1, 1994, the regular fee was payable each calendar quarter at the rate of 1/10 of 1% of the average book value of invested assets for such quarter; provided, however, that the regular fee was reduced (down to zero) by the amount of any real estate and mortgage brokerage commissions received by the Advisor during that calendar year in connection with acquisitions or dispositions of Trust properties, or refinancing of existing mortgages encumbering Trust properties. In April 1992, the Trust and the Advisor agreed that, during 1992 and 1993, the Advisor would be paid only in real estate brokerage commissions at negotiated rates in connection with the purchase of the Trust's properties, in lieu of the regular fee. Commencing January 1, 1994 the regular fee was to be based on 0.2% of average gross invested assets of the Trust, without offset. The Advisor may also receive real estate brokerage commissions at negotiated rates in connection with the purchase, sale or refinancing of the Trust's properties. Upon request from the Investment Advisor the Board agreed, at its July 14, 1994 meeting, to reduce the advisory fee to 1/10 of 1% of the average gross invested assets of the Trust, to take effect retroactively from January 1, 1994. The Investment Advisor also voluntarily waived real estate brokerage commissions in connection with both the sale of the Trust's Lakeshore Plaza Shopping Center, which was sold on March 13, 1995 and the sale of Menlo Center, which was sold on February 29, 1996.

    The Advisor is also entitled to be paid an incentive fee annually equal to the sum of: (1) 10% of net realized capital gains, excluding any depreciation taken, less accumulated realized capital losses, if any; plus (2) 7.5% of the amount, if any, by which net income before depreciation, but excluding capital gains, exceeded a minimum base yield of 8.6% per annum of average net worth (as defined) during the preceding calendar year. Net income for this purpose is after deduction of the regular fee, whether or not such fees are paid. The incentive fee shall be paid in shares of beneficial interest in the Trust at the then authorized offering price, net of sales commissions and costs of sales. No incentive compensation fees were paid to the Advisor in 1995, 1994 or 1993, however investment advisory fees of $68,000 were paid in 1995.

                         TOTAL RETURN PERFORMANCE GRAPH

    The graph below compares the Trust's total return during the last five years with the Frank Russell Real Estate Index and the Standard & Poor's 500 Index from January 1, 1990 through December 31, 1995. The total return assumes reinvestment of dividends before consideration of income investing.

TOTAL RETURN PERFORMANCE TABLE

% Change In Total Rate of Return
Assuming Reinvestment of Dividends at End of Period

                                                              1990       1991       1992       1993       1994       1995
                                                            ---------  ---------  ---------  ---------  ---------  ---------
S&P 500 Index                                                   -6.56%     26.30%       4.4%      7.00%     -1.54%     37.57%
Russell-NCREIF Property Index                                    1.47%     -6.07%     -4.34%      0.57%      6.73%      8.93%
Pacific Real Estate Investment Trust                             6.41%     -5.50%      4.05%
                                                            S&P 500 Index Source: Compustat Pricing Database
                                                            via FactSet Data Systems
                                                            Russell-NCREIF Source: 1995 Russell-NCREIF
                                                            Property Index Update

Indexed Rate Of Returns
(Index Base - 100 on 12/31/90)


                                                              1990       1991       1992       1993       1994       1995
                                                            ---------  ---------  ---------  ---------  ---------  ---------
S&P 500 Index                                                     100     126.30     131.85     141.07     138.90     191.08
Russell-NCREIF Property Index                                     100      93.93      89.86      90.37      96.45     105.06
Pacific Real Estate Investment Trust                              100      94.50      98.32

         PACIFIC REAL ESTATE INVESTMENT TRUST TOTAL RETURN PERFORMANCE

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURNS

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                      1990       1991       1992       1993       1994       1995
S&P 500 Index                             100     118.02     123.29     131.99     129.96     178.78
Russell-NCREIF Index                      100      95.31      91.17      91.69      97.86     106.59
Pacific Real Estate Investment
Trust                                     100     100.56     104.63

    Since the last issuance and sale of shares by the Trust occurred on December 15, 1992, the Trust is unable to calculate shareholder returns for 1993, 1994 and 1995 as the market value of its shares is not determinable in those years. The stock performance depicted in the above graph is not necessarily indicative of future performance, nor should the 1992 share price be viewed as representative of the fair market value of the Trust's shares in 1993, 1994 or 1995 or the shareholder returns for those years in that it does not take into account the Trust's diminished operating results after 1992, a significant write-down of the Trust's real property values on December 31, 1994, the recent difficulties experienced by the El Portal Center and other factors which may have had a material adverse impact on the value of the Trust shares and shareholder returns. The Trust makes no prediction as to future shareholder returns or share value.

    The performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Trust specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                                 OTHER MATTERS

    The Trustees are not aware of any other formal matters to be presented to the meeting. If any other matter should arise at the meeting, it is intended that the shares represented by the enclosed proxy will be voted in the best judgment of the proxy holders.

                                          By order of the Trustees,

                                          WILLIAM S. ROYCE, SECRETARY

                                   IMPORTANT

    PLEASE FILL IN, DATE AND SIGN THE ACCOMPANYING PROXY, WHICH IS SOLICITED BY THE TRUSTEES OF THE TRUST, AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE MEETING.

                            SHAREHOLDERS' PROPOSALS

    If any shareholder wishes to submit a proposal to be voted on at the 1997 meeting of shareholders, the shareholder must submit the proposal to the Trust on or before January 15, 1997 and must be a beneficial owner at that time.

                      PACIFIC REAL ESTATE INVESTMENT TRUST
                                     PROXY

    The undersigned hereby appoints John Hoefer and Harry Kellogg as proxies, with full power of substitution in each, to vote all the shares of beneficial interest of the PACIFIC REAL ESTATE INVESTMENT TRUST of the undersigned at the Annual Meeting of the Shareholders to be held on Wednesday, May 29, 1996 at 10:00 a.m. at the Holiday Inn, 625 El Cammino Real, Palo Alto, CA, and any adjournment thereof as follows:

    1. Election of Trustees.

       For all nominees listed below (except as marked to the contrary below) / /
       Withhold authority to vote for all nominees listed below  / /

       INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
               STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW).

      J. Hoefer      H. Kellogg      W. Patterson     W. Royce     R. Gould

    2. Approval of appointment of Deloitte & Touche as independent auditors for the year ending December 31, 1996.

                       For / /       Against / /       Abstain / /

    3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. The Trustees at present know of no other formal business to be brought before the meeting.

                 THIS PROXY  IS SOLICITED  BY THE  TRUSTEES AND  MAY BE  REVOKED
             PRIOR TO EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.

                                                    DATED: _____________________

                                                    ____________________________
                                                     Signature of Shareholder

                                                    ____________________________
                                                     Signature of Shareholder

                                                    INSTRUCTIONS (IMPORTANT)  --
                                                    Please  sign exactly as name
                                                    appears  hereon.  Executors,
                                                    Administrators, Trustees,
                                                    Guardians,  Attorneys should
                                                    give full  title. If  shares
                                                    are  registered in more than
                                                    one  name,  ALL   registered
                                                    owners should sign.

                          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                                       USING THE ENCLOSED ENVELOPE.